Exhibit 4.01

CITIGROUP MORTGAGE LOAN TRUST INC.
Mortgage Pass-Through Certificates, Series 2007-10

 _____________________

 AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

Dated as of December 7, 2007

AMENDMENT NO. 1

AMENDMENT NO. 1 to Pooling and Servicing Agreement (the “Amendment”) effective as of November 1, 2007 (the “Effective Date”) among CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor, CITIMORTGAGE, INC., as Master Servicer and Trust Administrator, CITIBANK, N.A. as Paying Agent, Certificate Registrar and Authenticating Agent and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

PRELIMINARY STATEMENT

WHEREAS, the parties hereto are parties to that certain Pooling and Servicing Agreement, dated as of October 1, 2007 (the “Agreement”), among the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trustee; and

WHEREAS, Section 11.01 of the Agreement provides that the Agreement may be amended by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any mistake, including without limitation conforming the Agreement to the final version of the prospectus or memorandum or circular pursuant to which the affected Class of Certificates was initially offered and sold, (ii) to modify or supplement any provision herein which may be ambiguous and/or inconsistent with any other provision in the Agreement or (iii) to make any other provision with respect to any matter or question arising under the Agreement which shall not be inconsistent with the provisions of the Agreement;

WHEREAS, the Agreement incorrectly set forth the tables for REMIC II-B and REMIC II-C in the Preliminary Statement;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree:

  That, as of the Effective Date, the Agreement is hereby amended to replace the tables for REMIC II-B and REMIC II-C in the Preliminary Statement with the tables set forth on Annex I hereto.

  Except as expressly modified or amended in this Amendment, the parties hereto agree that all of the terms, covenants, provisions, agreements and conditions of the Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

  The effectiveness of the Amendment is conditioned upon the Trust Administrator’s receipt of the Opinion of Counsel described in Section 11.01 of the Agreement.

  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

  This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument and that this Amendment shall be construed in accordance with the laws of the State of New York (excluding provisions regarding conflicts of laws) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor

By:	/s/ Peter D. Steinmetz
Name:	Peter D. Steinmetz
Title:	Vice President

CITIMORTGAGE, INC., as Master Servicer and Trust Administrator

By:	/s/ Tommy R. Harris
Name:	Tommy R. Harris
Title:	Senior Vice President

CITIBANK, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent

By:	/s/ Jennifer McCourt
Name:	Jennifer McCourt
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Clare M. O’Brien
Name:	Clare M. O’Brien
Title:	Vice President

 ANNEX I

REMIC II-B

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC II-A Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II-B”. The Class R-IIB Residual Interest will be the sole class of “residual interests” in REMIC II-B for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC II-B Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II-B Regular Interests (as defined herein).  None of the REMIC II-B Regular Interests will be certificated.

Designation	REMIC II-B Remittance Rate(2)	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LT2A1A	Variable	$5,162,000.00	October 2037
LT22AA	Variable	$377,958,000.00	October 2037
LT2A2A	Variable	$100,000,000.00	October 2037
LT2A2B	Variable	$5,820,000.00	October 2037
LT212B(1)	Variable	$256,000.00	October 2037
LT212B(2)	Variable	$23,924,000.00	October 2037
LT2A3A	Variable	$27,183,000.00	October 2037
LT2A3B	Variable	$1,345,000.00	October 2037
LT2A4A	Variable	$34,409,000.00	October 2037
LT2A4B	Variable	$1,703,000.00	October 2037
LT2A5A	Variable	$31,754,000.00	October 2037
LT2A5B	Variable	$1,571,000.00	October 2037
LT2-B1	Variable	$11,838,000.00	October 2037
LT2-B2	Variable	$5,439,000.00	October 2037
LT2-B3	Variable	$2,560,000.00	October 2037
LT2-B4	Variable	$5,119,000.00	October 2037
LT2-B5	Variable	$1,599,000.00	October 2037
LT2-B6	Variable	$2,240,392.00	October 2037
LT2-R	Variable	$100.33	October 2037

(1)           For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 2 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 2 Certificates.

(2)           Calculated in accordance with the definition of “REMIC II-B Remittance Rate” herein.

REMIC II-C

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC II-B Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II-C”. The Class R-IIC Residual Interest will be the sole class of “residual interests” in REMIC II-C for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Principal Balance or Component Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Classes of Certificates or Components thereof that evidence “regular interests” or “residual interests” in REMIC II-C.

Designation	Pass-Through Rate(2)	Initial Certificate Principal Balance or Component Principal Balance	Latest Possible Maturity Date(1)
Class 2A1A	Variable	$5,162,000.00	October 2037
Class 22AA	Variable	$377,958,000.00	October 2037
Class 2A2A	Variable	$100,000,000.00	October 2037
Class 2A2B	Variable	$5,820,000.00	October 2037
Class 2A2IO	Variable	(3)	October 2037
2A1B Component	Variable	$256,000.00	October 2037
22AB Component	Variable	$23,924,000.00	October 2037
Class 2A3A	Variable	$27,183,000.00	October 2037
Class 2A3B	Variable	$1,345,000.00	October 2037
Class 2A3IO	Variable	(3)	October 2037
Class 2A4A	Variable	$34,409,000.00	October 2037
Class 2A4B	Variable	$1,703,000.00	October 2037
Class 2A5A	Variable	$31,754,000.00	October 2037
Class 2A5B	Variable	$1,571,000.00	October 2037
Class 2B1	Variable	$11,838,000.00	October 2037
Class 2B2	Variable	$5,439,000.00	October 2037
Class 2B3	Variable	$2,560,000.00	October 2037
Class 2B4	Variable	$5,119,000.00	October 2037
Class 2B5	Variable	$1,599,000.00	October 2037
Class 2B6	Variable	$2,240,392.00	October 2037
Class 2R	Variable	$100.33	October 2037

(1)           For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 2 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 2 Certificates.

(2)           Calculated in accordance with the definition of “Pass-Through Rate” herein.

(3)           This Class of Certificates is an Interest Only Certificate and will not have a Certificate Principal Balance. This Certificate will accrue interest on the Notional Amount thereof.  The Notional Amount of this Class of Certificates will be calculated for each Distribution Date as set forth herein.